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UNITED STATES
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CYBERONICS, INC

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January 2007 Cyberonics

Today's Discussion Cyberonics is a leader in the neuromodulation industry We are executing on our strategy to drive growth and enhance value The current Board is the right Board to continue executing on Cyberonics' strategic plan

A Leader in Neuromodulation

A Leader in Neuromodulation Neuromodulation is the next frontier for medical devices Similar to cardiac rhythm management in the '60s Only four medical device companies have neuromodulation businesses that exceed $100 million: Cyberonics, St. Jude, Medtronic and Boston Scientific Excluding spinal cord stimulation, there are only two companies who have established $100 million device businesses in the management of neurologic and/or psychiatric diseases: Cyberonics and Medtronic Unique, highly proprietary neuromodulation franchise In TRD and epilepsy, two of the largest of the neuromodulation markets Record level of physician, patient and payor awareness, acceptance and demand for VNS Therapy Rapidly growing body of scientific and economic evidence confirms the unique safety, effectiveness and cost-effectiveness of VNS Therapy

Executing On Our Strategy

Corporate Summary FY06 net sales of $123.4 million versus $103.4 million in FY05. Successful launch in TRD as measured by patient and prescriber awareness and acceptance Actively working toward favorable reimbursement policies Repositioned epilepsy business with VNS = QOL message 87.2% gross profit margin for year (88% for Q4) Five year stock price increase of 97% outperforming S&P 500, NASDAQ composite, Dow Jones Industrial Average and S & P Healthcare Equipment Index Broad intellectual property protection 34 U.S. patents, 67 applications pending 43 new applications filed in FY06 Aggressive cost-cutting underway

Growing Worldwide Sales Q4FY05 Q1FY06 Q2FY06 Q3FY06 Q4FY06 US 22429 23700 24839 27572 31795 Intl 4231 3319 4231 3733 4252 Q4FY05 Q1FY06 Q2FY06 Q3FY06 Q4FY06 Annual Growth Rate 0.013 0.074 0.144 0.194 0.352 Intl Worldwide Q4 sales increased 35% year-over-year U.S. Q4 sales increased 42% year-over-year Sales growth accelerated throughout FY06

Steadily Improving GPM and Operating Efficiencies Q4 gross profit margin due to improved operational efficiencies and an increase in average system prices Improved consistently throughout fiscal 2006 Steady decline in quarterly operating expenses due to focused allocation of financial resources and cost containment efforts Q4FY05 Q1FY06 Q2FY06 Q3FY06 Q4FY06 Operating Expenses 30113 42271 47676 42030 36556 Gross Profit Margin 0.876 0.861 0.87 0.876 0.88

The Board and management have implemented a strategy to position Cyberonics at a competitive advantage. Acquire technology Broaden product portfolio Leverage core competencies in therapy commercialization Extend value of VNS through internal and external development Target refractory major markets with unmet needs Patent-protected growth opportunities Create awareness, acceptance, demand in 4.4 M patient U.S. TRD market Aggressively expand TRD intellectual property Invest in post-marketing clinical research Obtain broad-based national and regional coverage faster than for epilepsy Working with CMS - anticipate favorable coverage policy Renovate message based on unique indications Invest in medical education on comorbidities Strengthen Phase IV and MOA research investment Continue to create critical mass in direct European markets Enlarge distribution network in non-direct markets Evaluate potential regional partners Increased number of direct selling personnel Strong Launch of VNS in TRD Market Reposition VNS in Epilepsy Market Invest in ROW market growth for VNS Develop new indications for VNS in refractory markets Create partnerships to expand neuromodulation franchise 1 2 3 4 5 Priorities CYBX Strategic Neuromodulation Leadership Plan Well Positioned for Near- and Long-Term Success

Extraordinary patient and physician awareness and demand 3,700 psychiatrists prescribed VNS for 14,500 patients 16 publications compare favorably to Zoloft and Effexor Aggressively working on reimbursement policies Several regional coverage policies in place Working for national coverage policies (CMS draft due February 7th) Working case-by-case approvals through our case management team Post-Approval Study Commitments - Patient Registry and D- 21 Dosing Study are on track and status will be presented to FDA on January 26 Strong Launch of VNS in TRD Market

Successfully Reposition VNS in Epilepsy Market

- **VNS = QOL (Quality of Life) message has been introduced and is resonating with neurologists**



VNS THERAPY
VAGUS NERVE STIMULATION
VNS Therapy is the only adjunctive therapy indicated for both pharmacoresistant epilepsy and chronic or recurrent treatment-resistant depression.
The true measure of success
in pharmacoresistant epilepsy treatment
Seizure control and quality of life
Time

- **AED reduction in 3 out of 4 patients**
- **Mood improvement in 2 out of 3 patients[1]**
- **Significant improvements in alertness, postictal recovery and daytime sleepiness[2,3]**

[1] Harden CL, Pulver MC, Ravdin LV, Nikolov B, Halper JP, Labar DR. A pilot study of mood in epilepsy patients treated with Vagus Nerve Stimulation. *Epilepsy Behav.* 2000; 1:93-99.
[2] Data on file. Cyberonics, Inc, Houston, Texas.
[3] Malow BA, Edwards J, Marzec M, Sagher O, Ross D, Fromes G. Vagus nerve stimulation reduces daytime sleepiness in epilepsy patients. *Neurology.* 2001.

11

Solid and reliable - worldwide annual revenue of more than $110 million Recent shift in sales message toward comorbid depression and QOL has produced 10% annual increase in implants among top tier neurologists Expect trend to continue due to sales force efforts Universal reimbursement for epilepsy EOS sales are beginning to increase again as the longer lasting models are reaching end of life Successfully Reposition VNS in Epilepsy Market (cont'd)

Invest in ROW Market Growth for VNS 15 consecutive quarters of new patient unit growth Gradual increases in direct selling personnel in key European markets Focus on strong collaboration with distributors in non-direct markets Initiated two large scale clinical trials to advance adoption in epilepsy Launched TRD indication in Q2 FY07

Develop New Indications for VNS in Refractory Markets We own the exclusive right to stimulate the vagus nerve for a wide range of indications Conducted or provided support for animal studies or pilot studies in humans in a number of new indications including anxiety disorders, Alzheimer's disease, bulimia, chronic headache, morbid obesity and traumatic brain injury New indications development is prioritized based on probability of efficacy and commercial acceptance and potential Clinical trials for other indications are being funded by NIH and other sources

Expand Neuromodulation Franchise Intellectual property development remains a critical priority Currently hold 34 U.S. patents and have filed an additional 67 applications In FY06, we filed 43 U.S. patent applications Continued product development is systematically prioritized and focused on improving efficacy of device The new DEMIPULSE generator will be submitted to FDA this month Smaller neurostimulator with expanded capabilities to improve efficacy

Cyberonics Nominees Are the Right Choice for Stockholders

Strong Governance Profile Cyberonics' Board is independent: 8 members, 7 independent Annually elected directors Separate Chairman and CEO Independent directors regularly meet in executive session Complete access to all Cyberonics officers and employees Directors are business leaders Seasoned and respected leaders in business and/or medicine Important relationships with key constituencies including regulators, providers and major payors Add product, market, operational and strategic value

Cyberonics Board Nominees Dr. Stanley H. Appel Board member since December 1996 Peggy and Gary Edwards Distinguished Endowed Chair for the Treatment and Research of ALS, Department of Neurology Professor of Neurology, Weill Medical College of Cornell University Professor of Biochemistry and Molecular Physiology at Baylor College of Medicine Mr. Tony Coelho Board member since March 1997 Appointed Chairman in November 2006 Former majority whip in the U.S. House of Representatives Author of the Americans with Disabilities Act Independent business consultant since June 1988 Chairman of the Epilepsy Foundation Board Service: Service Corporation International, Warren Resources, Ceptor Corporation, Stem Cell Innovations, Inc., and Unifund Government Services, LLC Mr. Guy C. Jackson Board member since July 2003 35 years of experience with the accounting firm Ernst & Young LLP and one of its predecessors, Arthur Young & Company Board Service: Digi International, Inc., EpiCept Corporation, Life Time Fitness, Inc., and Urologix, Inc. Mr. Kevin S. Moore Board member since January 2004 Over 20 years of investment and management experience Since 1991 he has been with The Clark Estates, Inc., where he is currently President and a director Board Service: 3D Systems Corporation, Bassett Healthcare, and the National Baseball Hall of Fame& Museum

Cyberonics Board Nominees Mr. Hugh M. Morrison Board member since November 2006 From 1983 to December 2005, Mr. Morrison served as a director and from January 1998 to December 2005 as Chairman of Advanced Neuromodulation Systems Also licensed as a Certified Public Accountant Mr. Alan J. Olsen Board member since June 1999 Over 30 years of medical device sales and marketing experience Founder and President of Danek Medical, Inc., a pioneer in the spinal fixation device market, which later became part of Somafor Danek Group, Inc. Founder of Robomedica, Inc. Currently serves on the boards of several private and charitable organizations Dr. Michael J. Strauss Board member since March 1997 Health policy and business consultant who works with medical technology and service companies Expert on medical device reimbursement Board Service: VisionCare Opthalmic Technologies Mr. Reese S. Terry, Jr. Co-founded Cyberonics in December 1987 and served as Chairman and CEO until February 1990, when he became Chairman and Executive VP Served as CEO for a portion of 1995 In November 2006 was appointed by Board as Interim CEO Currently on the board of the Epilepsy Foundation Board Service: IDEV

The Dissidents Have No Plan, No Vision NEVER suggested a plan to maximize stockholder value Instead chose to wage a costly and divisive proxy fight that is NOT in stockholders' best interests Little experience in the management of public companies Almost no relevant experience serving on the boards of public companies Cyberonics has Talked with the Dissident Stockholders on a Number of Occasions. Not Once Have They Articulated Any Forward Looking Plans or Strategies to Improve and Grow Our Business.

Cyberonics has spoken with dissidents on a number of occasions to understand their concerns We have had The Directors' Council, a renowned Board search firm, interview each of their candidates Board agrees to consider reasonable compromises related to Board structure Increasing the number of directors on the Board Adding one or more of the dissidents' candidates Dissidents refused to negotiate a reasonable solution In fact, they literally walked out of our last meeting Dissidents indicated unwillingness to accept anything but removal of one or more current directors, including the Chairman The Board Made a Good Faith Effort

The Choice is Clear Independent Board with relevant expertise, committed to enhancing value Experienced and proven leaders Plan underway to drive growth Concrete action to enhance accountability and governance Clear operational and financial progress Current Board and Management Hand-picked, paid nominees No plan, no vision Will seek reimbursement for proxy contest No relationships with key constituencies that are critical to our success Dissident's Nominees Cyberonics Has the Right Team in Place to Grow the Company and Create Value For All Cyberonics Stockholders

Cyberonics is Well-Positioned for Success A leader in the neuromodulation industry We are executing on our strategy to drive growth and enhance value Board and director nominees are experienced, independent, and committed to value Board has confidence in Cyberonics' growth strategy and in management's ability to execute on it

Safe Harbor Statement These Definitive Additional Materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," and "forecast," or other similar words. Statements contained in these Definitive Additional Materials are based upon information presently available to the Company and assumptions that the Company believes to be reasonable. The Company is not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements regarding financial performance, product repositioning and execution of our business plan. The Company's actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of the Company's product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer's disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the impact of the previously announced restatement of the Company's financial statements or other actions that might be taken or required as a result of the review by the Audit Committee of the Company's Board of Directors of the Company's stock option grants, procedures, and practices, including a default under credit facilities or debt instruments; any litigation relating thereto or to the Company's stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with compliance with the requirements of the NASDAQ Panel to avoid possible delisting of the Company's stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties associated with stockholder litigation and other risks detailed from time to time in the Company's filings with the SEC. For a detailed discussion of these and other cautionary statements, please refer to the Company's most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 28, 2006.